UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 18, 2001 (November 29, 2001)

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11566	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

ITEM 5.   OTHER EVENTS

MarkWest Hydrocarbon, Inc. has hedged natural gas and natural gas liquids production with Enron North America Corporation as the counterparty to a portion of those hedges.  In 2002, the Enron hedges represent 4% of the Company’s natural gas sales and 7% of the Company’s natural gas liquids sales from processing margin contracts.  MarkWest has calculated the exposure to our Enron contracts, and as of this date we are not currently due any amounts from Enron under these contracts, net of amounts owing to Enron.  November 28, 2201 was the date of a company press release; this report includes the content of that release together with supplementary information.  Using a mark-to-market calculation at the close of the market on November 28, 2001, our potential unrealized undiscounted hedge gain from Enron would be:

2001	$500,000
2002	$1,700,000
2003	$400,000

The amounts are subject to change based on daily changes in oil, natural gas and natural gas liquids prices.  MarkWest is currently taking all legal steps to preserve its rights under the contracts with Enron.  Our previous earnings guidance is not materially altered from information provided in our third quarter earnings report.

MarkWest’s total exposure in its hedge position on November 28, 2001 was an in the money positive balance of $9.4 million involving approximately 25 counterparty organizations.  Including the Enron position, MarkWest had the following hedge positions in place as of November 28, 2001 for 2002 and beyond:

	Natural Gas Sales
	Hedged Volumes (MMBtu/d)	Mark to Market Value Gain (Loss)

2002	15,800	$3,400,000
2003	10,200	$1,300,000
2004	5,000	$300,000

	Natural Gas Liquids—Processing Margin
	Hedged Volumes (gallons*)	Mark to Market Value Gain (Loss)

2002	31,800,000	$3,700,000

	Natural Gas Liquids—Sales
	Hedged Volumes (gallons*)	Mark to Market Value Gain (Loss)

2002	56,700,000	$1,300,000
2003	41,200,000	$(500,000)

*  Crude is used as a proxy for natural gas liquids, which are highly correlated but subject to basis risk.

The balance of the Company’s mark-to-market value, $0.1 million loss, is for 2,000,000 MMBtu natural gas basis hedges and $10,000,000 interest rate swaps.

MarkWest’s primary counterparties include Bank of America, N.A., Dominion Field Services, Inc., EnergyUSA, PanCanadian Energy Services, Inc., Amoco Oil Company, Aquila Risk Management Corporation, Duke Energy NGL Services, Inc., Morgan Stanley Capital Group, Inc., Dynegy Marketing and Trade, Louis Dreyfus Energy Services, L.P., Texaco, Inc., and Williams Energy Marketing and Trading Company.

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MarkWest Hydrocarbon, Inc., operates through two business segments: gathering, processing, and marketing; and exploration and production. The gathering, processing, and marketing portion is our traditional “midstream” business, which involves gathering natural gas from the wellhead and removing impurities along with the valuable natural gas liquids for sale. The exploration and production segment produces natural gas in Colorado, New Mexico, Michigan and Alberta, Canada. Not only is this second segment growing very rapidly, but it also helps drive our midstream business as we provide services to other producers.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors as discussed in the Company’s filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the Company’s Form 10-K for the year ended December 31, 2000, and Form 10-Q for third quarter ended September 30, 2001.  These risks include such factors as the volatility and level of oil, natural gas and natural gas liquids prices, and the financial strength of hedge contract counterparties.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date:	December 18, 2001	BY:	/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk
Chief Financial Officer and
Vice President of Finance
(On Behalf of the Registrant and as
Principal Financial and Accounting
Officer)